SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              ----------------

                                 FORM 8-A/A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                 BLACKROCK NEW JERSEY MUNICIPAL BOND TRUST

           (Exact Name of Registrant as Specified in its Charter)

           Delaware                                           38-3645610
    (State of Incorporation                                (I.R.S. Employer
       or Organization)                                   Identification no.)


         100 Bellevue Parkway,                                     19809
          Wilmington, Delaware                                  (Zip Code)
(Address of Principal Executive Offices)

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
If this form relates to the registration of a          If this form relates to the registration of a
class of securities pursuant to Section 12(b) of       class of securities pursuant to Section 12(g)
the Exchange Act and is effective pursuant to          of the Exchange Act and is effective pursuant
General Instruction A.(c), please check the            to General Instruction A.(d), please check
following box. /X/                                     the following box. /_/
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         Securities Act registration statement file number to which this form relates: 333-84542

         Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                            Name of Each Exchange on Which
to be so Registered                            Each Class is to be Registered
--------------------                           ------------------------------
Common Shares of Beneficial Interest           New York Stock Exchange



         Securities to be registered pursuant to Section 12(g) of the Act:

                                    None




               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (Nos. 333-84542 and 811-21050) as filed electronically with the Securities and Exchange Commission (the "Commission") on March 19, 2002 (Accession No. 0000950136-02-000736) ("Registration Statement on Form N-2"), as amended by Pre-Effective Amendment No.1 to the Registration Statement on Form N-2, as filed with the Commission on March 22, 2002 (Accession No.0000950136-02-000798) which are incorporated by reference.

Item 2.  Exhibits.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.


                                 SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      BLACKROCK NEW JERSEY MUNICIPAL
                                      BOND TRUST


                                      By: /s/ Ralph L. Schlosstein
                                          -----------------------------------
                                      Name:  Ralph L. Schlosstein
                                      Title: Trustee and President
                                             (Principal Executive Officer)


Date: April 24, 2002